ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated August 19, 2005 ("Assignment Agreement") between Warner Technology and Investment Corp. ("Warner"), a New Jersey corporation, its principal shareholder Huakang Zhou ("Zhou") (Warner and Zhou jointly hereinafter as "Transferees") and Moving Bytes Inc., a Canadian corporation ("MBYTF").

For value received, the sufficiency of which is hereby acknowledged, it hereby is agreed:

1. MBYTF hereby assigns, transfers and conveys to Warner all of its rights and interests in and to all of the assets of MBYTF of ever kind and nature as of the date hereof, other than the books and records of MBYTF (the "Assets").

2. MBYTF hereby sells, assigns, transfers, conveys and delivers to Warner, and Warner hereby accepts, all of MBYTF's rights, title and interests whatsoever in and to all of the Assets.

3. Transferees hereby jointly and severally assume and agree to timely pay or discharge MBYTF's obligations with respect to all of the liabilities of MBYTF of any kind or nature existing as of the date hereof or arising out of any events occurring prior to the date hereof (the "Assumed Liabilities").

4. MBYTF represents that it has the full right, power and authority to assign, transfer and convey the Assets to Warner.

5. Transferees hereby accept the foregoing assignment and assumes and agree to perform all of the duties and obligations to be performed by MBYTF after the date hereof under the terms of the Assumed Liabilities. Transferees agree to indemnify and hold MBYTF and its directors, officers, shareholders, affiliates and subsidiaries harmless from any liability or claims for performance or non-performance by Transferees of such duties and obligations.

6. MBYTF hereby constitutes and appoints Warner and its successors and assigns, the true and lawful attorney of MBYTF, with full power of substitution, in the name and stead of MBYTF, but on behalf of and for the benefit of Warner, its successors and assigns, to demand and receive any and all of the Assets which are hereby assigned, transferred, conveyed and delivered to Warner, and from time to time to institute and prosecute actions, suits and demands in the name of MBYTF, or otherwise, for the benefit of Warner , its successors or assigns, which Warner , its successors or assigns, may deem proper in order to collect or reduce to possession any of such Assets or to enforce any claim or right of any kind in respect thereof and to do all acts and things in relation to such Assets which Warner, its successors or assigns, deem desirable, MBYTF hereby declares that the foregoing powers are coupled with an interest and are not revocable and will not be revoked by MBYTF.

7. MBYTF hereby agrees that it, from time to time, at the reasonable request of Warner and without further consideration, will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other action as Warner reasonably may request in order more effectively to convey and transfer to Warner the Assets transferred hereunder.

8. This instrument will be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, MBYTF has caused this Assignment and Assumption Agreement to be signed on its behalf by its duly authorized officers and its corporate seal to be hereunto affixed, and Transferees have signed this Assignment and Assumption Agreement, all as of the day and year first above written.

WARNER TECHNOLOGY AND INVESTMENT CORP.

By:____________________________
      Huakang Zhou
      President

--------------------------------
  Huakang Zhou

MOVING BYTES INC.

By:____________________________